Exhibit 10.2
THIRD AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE
     This Third Amendment to Consolidated Amended and Restated Master Lease (this “Amendment”) is executed and delivered as of this 20th day of October, 2006, to be effective as of October 1, 2006 (the “Effective Date”) by and between STERLING ACQUISITION CORP., a Kentucky corporation (“Lessor”), the address of which is 9690 Deereco Road, Suite 100, Timonium, MD 21093, and DIVERSICARE LEASING CORP., a Tennessee corporation, the address of which is 1621 Galleria Boulevard, Brentwood, TN 37027.
RECITALS:
     A. Lessee has executed and delivered to Lessor a Consolidated Amended and Restated Master Lease dated as of November 8, 2000, but effective as of October 1, 2000, as amended by a First Amendment to Consolidated Amended and Restated Master Lease dated as of September 30, 2001, and a Second Amendment to Consolidated Amended and Restated Master Lease dated as of June 15, 2005 (the “Existing Master Lease”) pursuant to which Lessee leased from Lessor certain healthcare facilities.
     B. Pursuant to that certain Restructuring, Stock Issuance and Subscription Agreement dated as of the date of this Amendment among Advocat Inc., a Delaware corporation (“Advocat”), Omega Healthcare Investors, Inc. (“Omega”), a Maryland corporation, Lessor, and Lessee, Lessor and Lessee have agreed, among other things, to (i) have the Initial Term expire as of September 30, 2006, (ii) exercise the first twelve year Renewal Term, (iii) add a second twelve year Renewal Term, and (iv) increase the Base Rent payable under the Existing Master Lease, all as set forth in this Amendment.
     NOW THEREFORE, the parties agree as follows:
     1. Definitions. Any capitalized term used but not defined in this Amendment will have the meaning assigned to such term in the Existing Master Lease. From and after the date of this Amendment, each reference in the Existing Master Leases or the other Transaction Documents to the “Lease” or “Master Lease” means, as applicable, the Existing Master Lease or Existing Master Leases as modified by this Amendment.
     2. Term. Section 1.2 of the Existing Master Lease is hereby amended and restated as follows:
     1.2 Term. The initial term of this Lease (“Initial Term”) shall be six (6) Lease Years. The Initial Term shall commence on the Commencement Date and end on the Initial Term Expiration Date, subject to renewal as set forth in Section 1.3, below.
     3. Renewal Options. Section 1.3 of the Existing Master Lease is hereby amended and restated as follows:

     1.3 Options to Renew. Lessee is hereby granted two (2) options to renew this Lease for an additional, successive period of twelve (12) Lease Years, for a maximum Term if such options are exercised of thirty (30) Lease Years, on the following terms and conditions: (a) the second option to renew is exercisable only by Notice to Lessor at least three hundred sixty-five (365) days prior to the expiration of the first Renewal Term; (b) the absence of any Event of Default both at the time a renewal option is exercised and at the commencement of a Renewal Term is a condition precedent to any renewal of the Term; and (c) during a Renewal Term, all of the terms and conditions of this Lease shall remain in full force and effect.
     4. Exercise of First Renewal Option. Lessor and Lessee hereby agree that the first Renewal Option has been exercised and the first Renewal Term has commenced as of the Effective Date.
     5. Tenant Improvement Allowance.
          (a) Pursuant to the Existing Master Lease, Lessor agreed to make available to Lessee the Improvement Allowance. As of the Effective Date, Lessor has advanced $3,854,180.35 of the Improvement Allowance, leaving a balance of $1,145,819.65 which may be funded. Lessee acknowledges and agrees that, as of the Effective Date, the Improvement Allowance Adjustment Amount (which is an annual amount) is $395,053.49.
          (b) In connection with this Amendment, Lessor has agreed to make available to Lessee an additional improvement allowance equal to $5,000,000.00 to be used for certain capital improvements to the Facilities. Such additional improvement allowance shall be used only for completion of capital improvements to the Facilities which shall be approved and constructed in accordance with the terms and provisions of Paragraph 2 of the Second Amendment to Consolidated and Restated Master Lease dated as of June 25, 2005 (the “Second Amendment”). The term “Capital Improvements” as and where used in Paragraph 2 of the Second Amendment shall be deemed to include such capital improvements. The additional $5,000,000.00 improvement allowance shall be requested and disbursed in accordance with the provisions of Paragraph 3 of the Second Amendment. The term “Improvement Allowance”, as and where used in Paragraph 3 of the Second Amendment, shall be deemed to include and refer to the additional $5,000,000.00 improvement allowance, except that such additional improvement allowance shall be available for Capital Improvements completed on or before June 30, 2008 and the final request for disbursement shall be no later than August 31, 2008. The Base Rent payable under the Existing Master Lease shall be increased by the Improvement Allowance Adjustment Amount for each disbursement of such additional $5,000,000.00 improvement allowance as provided in Paragraph 4 of the Second Amendment. In the event Lessor fails to pay Lessee any installment request for the additional improvement allowance as provided in Paragraph 3 of the Second Amendment, Lessee shall have the rights and remedies provided in Paragraph 4 of the Second Amendment and the provisions of Paragraph 4 of the Second Amendment shall apply to Lessee’s exercise of such rights and remedies.
     6. Settlement and Restructuring Agreement. Lessor and Omega (which joins in this Amendment for the sole purpose of agreeing to the provisions of this Section 6) hereby acknowledge and agree that the obligations of Lessee and its Affiliates, Advocat, SHCM, AFI and DMSC (as defined in the Settlement and Restructuring Agreement) to comply with Paragraph 4.F (creation of New Sub), Paragraphs 4.G and 4.H (New Cash Management System) and Paragraph 14.B (Deferred Compensation) of the Settlement and Restructuring Agreement are hereby waived and released by Lessor and Omega. Except for the obligations waived and released in the preceding sentence, neither Lessor or Omega, nor Lessee, Advocat, SHCM, AFI or DMSC, are aware of any default, or nay circumstances which with the giving of notice or passage of time (or both) would constitute a default, on the part of Lessee, Advocat, SHCM, AFI, or DMSC in the performance of any of their respective obligations under the Settlement and Restructuring Agreement as of the date of this Amendment. Notwithstanding the foregoing, Lessor and Omega acknowledge and agree that, from and after the Effective Date, Lessee shall have the right, but shall not be obligated, to create the NewSub as contemplated by Paragraph 4.F. of the Settlement and Restructuring Agreement and, subject to the requirements of Paragraph 4.F., make the transfer of the Facilities provided for therein.
     7. Definitions.
          (a) The following definitions set forth in Section 2.1 of the Existing Master Lease are hereby amended and restated as follows:
     Advocat: Advocat, Inc., a Delaware corporation, and its successors by merger, consolidation, reorganization or other business combination.
     Approval Threshold: Two Hundred Thousand Dollars ($200,000.00).
     Base Amount: means (i) during the first three months of the first Renewal Term (October 1, 2006 thru December 31, 2006), the annual sum of Twelve Million Nine Hundred Forty Three Thousand Three Hundred Fifty and 96/100 Dollars ($12,943,350.96), and (ii) on and after January 1, 2007, the annual sum of Thirteen Million Six Hundred Thirty Thousand One Hundred Fifty Six Dollars and 18/100 ($13,630,156.18).
     Base Rent:
     (A) During the Initial Term, the Base Rent shall be:
(1) For the first Initial Term (being the period of October 1, 2000 thru September 30, 2006), the amount set forth for such period in the Existing Master Lease;
(2) For the first (1st) Lease Year of the first Renewal Term (October 1, 2006 thru September 30, 2007), the Base Amount plus the Improvement Allowance Adjustment Amount (as adjusted during such Lease Year);
(3) For each of the second (2nd) through twelfth (12th) Lease Years of the first Renewal Term, the lesser of (i) the Base Amount as of the end of first (1st) Lease Year of the Renewal Term plus Improvement Allowance Adjustment Amount, increased by a percentage equal to two (2) times the percentage increase in the CPI (if positive) from the commencement date of the first Renewal Term to the Adjustment Date in each of the second (2nd) through twelfth (12th) Lease Years, as applicable (the “Adjustment Date”), and (ii) the product of the Base Amount as of the end of the first Lease Year plus the Improvement Allowance Adjustment Amount and the following factor:

Lease Year During
First Renewal Term	Applicable Factor
2	1.030
3	1.061
4	1.093
5	1.126
6	1.159
7	1.194
8	1.230
9	1.267
10	1.305
11	1.344
12	1.384
     Under no circumstances will the Base Rent in any Lease Year be less than the Base Rent during the preceding Lease Year.
     (B) During the second Renewal Term, the Base Rent shall be:
     (1) For the first Lease Year of the second Renewal Term, the greater of (a) the Base Rent during the last Lease Year of the Initial Term and (b) the Fair Market Rent for the Leased Properties on the first day of such Renewal Term as agreed upon by Lessor and Lessee, or, if prior to the commencement of the Renewal Term they are unable to agree, as determined by an appraisal pursuant to Article XXXII of this Lease; provided, however, that the Base Rent for the first Lease Year of the second Renewal Term shall not exceed one hundred ten percent (110%) of the Base Rent for the Lease Year immediately preceding the commencement of the second Renewal Term; and
     (2) For each of the second (2nd) through the twelfth (12th) Lease Years during the second Renewal Term, the lesser of (i) the Base Rent for the first (1st) Lease Year of the second Renewal Term, increased by a percentage equal to two (2) times the percentage increase in the CPI (if positive) from the commencement date of the second Renewal Term to the Adjustment Date in each of the second (2nd) through twelfth (12th) Lease Years, as applicable (the “Adjustment Date”), and (ii) the product of the Base Rent during the first (1st) Lease Year of the second Renewal Term and the following factor:

Lease Year During
Second Renewal Term	Applicable Factor
2	1.030
3	1.061
4	1.093
5	1.126
6	1.159
7	1.194
8	1.230
9	1.267
10	1.305
11	1.344
12	1.384
     Under no circumstances will the Base Rent in any Lease Year during the Renewal Term be less than the Base Rent during the preceding Lease Year.
     Current Ratio: At any period, the Facilities Current Assets divided by the Facilities Current Liabilities.
     Debt Service: With respect to any fiscal period of the Facilities, the sum of (a) all interest due on Debt during the period (other than interest imputed, pursuant to GAAP, on any Capitalized Lease Obligations and interest on Debt that comprises Purchase Money Financing), (b) all payments of principal of Debt required to be made during the period and (c) all Rent due during the period.
     Distribution: Any payment or distribution of cash or any assets of the Facilities to one or more shareholders of Lessee or to any Affiliate of Lessee, whether in the form of a dividend, a fee for management in excess of the fee required by the terms of a Management Agreement, a payment for services rendered (except as provided in the next sentence), a reimbursement for overhead incurred on behalf of the Facilities, or a payment on any debt required by this Lease to be subordinated to the rights of Lessee. Notwithstanding the foregoing, none of the following are a Distribution: (i) payment of the fee permitted by the terms of the Management Agreement, (ii) any payment pursuant to a contract with an Affiliate of Lessee or Sublessee which contract is upon terms and conditions that are fair and substantially similar to those that would be available on an arm’s length basis, (iii) reimbursement by Lessee or Sublessee to an Affiliate for third party expenses (but not overhead) paid by the Affiliate on behalf of or which are fairly allocable to the Facilities, and (iv) so long as (1) Advocat and Lessee maintain financial records which will make it possible to identify (x) funds deposited into such account from the Facilities and (y) expenses of the Facilities paid with funds in such account and (2) no Event of Default under subsections (a), (b), (c), (d), (k), (o) or (p) of the definition of Event of Default has occurred and is continuing, deposit of Lessee’s or Sublesser’s funds into a concentration account maintained by Advocat to be used in accordance with existing practices.
     EBITDARM: For any period, the sum of (a) Net Income of Lessee arising solely from the operation of the Facilities during the period, and (b) the amounts deducted in computing the Net Income of the Lessee for the period for (i) the provision for self-insured, professional and general liability, (ii) depreciation, (iii) amortization, (iv) Base Rent, (v) interest (including any payments in the nature of interest under Capitalized Leases and interest on any Purchase Money Financing), (vi) income taxes (or, if greater, income taxes actually paid during the period) and (vii) management fees, less (c) the Cash Cost of Self-Insured Professional and General Liability. The Cash Cost of Self-Insured Professional and General Liability shall mean: For any period, the total cash expenditure associated with professional and general liability related settlements, legal fees, or administration for all facilities owned and/or operated by Lessee and Affiliates divided by the total number of licensed beds for all facilities owned and/or operated by Lessee and Affiliates, then multiplied by the number of licensed beds for the Facilities that are part of the Leased Properties subject to this Lease.
     Expiration Date: The Initial Term Expiration Date, the First Renewal Term Expiration Date or the Second Renewal Term Expiration Date, as applicable.
     Facilities Current Assets: At any date, all assets of the Facilities that, on a consolidated basis in conformity with GAAP, should be carried as current assets on the balance sheet of Lessee (which includes Sublessee) at such date.
     Facilities Current Liabilities: At any date, all liabilities of the Facilities that, on a consolidated basis in conformity with GAAP, should be carried as current liabilities on the balance sheet of Lessee (which includes Sublessee) at such date.
     First Renewal Term Expiration Date: September 30, 2018.
     Initial Term Expiration Date: September 30, 2006
     Second Renewal Term Expiration Date: September 30, 2030.
     Security Deposit: means (i) the Three Hundred Forty Thousand Three Hundred Four and 35/100 Dollars ($340,304.35), delivered and held in accordance with Article XXXIX hereof plus accrued interest, (ii) any Increase (as defined in Section 39.2), and (iii) the A/R Replacement Security Deposit (as defined below).
     Stock Issuance and Subscription Agreement: The Restructuring Stock Issuance and Subscription Agreement of even date with this Amendment by and between Advocat, Omega, Lessor and Lessee.
     Subordinated Note: The Subordinated Note of even date herewith from Advocat to Omega in the original principal amount of Two Million Five Hundred Thirty-Three Thousand Six Hundred Fourteen and 53/100 Dollars ($2,533,614.53).

     Transfer: The (a) assignment, mortgaging or other encumbering of all or any part of Lessee’s interest in this Lease or in the Leased Properties, or (b) subletting of the whole or any part of any Leased Property, or (c) entering into of any Management Agreement or other arrangement under which any Facility is operated by or licensed to be operated by an entity other than Lessee, or (d) merger, consolidation or reorganization of a corporate Lessee or Manager (except, for Manager only, to an Affiliate), or the sale, issuance, or transfer, cumulatively or in one transaction, of any voting stock of Lessee or Manager (except, for Manager only, to an Affiliate) by Persons who are stockholders of record of Lessee, which results in a change of Control of Lessee or Manager (except, for Manager only, to an Affiliate), or (e) sale, issuance or transfer, cumulatively or in one transaction, of any interest, or the termination of any interest, in Lessee or Manager (except, for Manager only, to an Affiliate), if Lessee or such Manager, is a joint venture, partnership, limited liability company or other association, which results in a change of Control of such joint venture, partnership or other association, or (d) sale, issuance or transfer, cumulatively or in one transaction, of any direct or indirect interest in Lessee if after such transaction(s), Lessee ceases to be Controlled, directly or indirectly, by Advocat, or (e) merger, consolidation, reorganization or other business combination involving Advocat in which Advocat is not the surviving entity unless the successor entity of Advocat executes and delivers to Lessor a Guaranty, in substantially the form of the Guaranty executed by Advocat, pursuant to which the successor entity guarantees to Lessor the payment and performance by Lessee of its obligations under this Lease.
          (b) The following subparagraphs of the definition of “Event of Default” set forth in Section 2.1 of the Existing Master Lease are hereby amended and restated as follows:
          (g) Any representation or warranty made by Lessee in the Stock Issuance and Subscription Agreement, or in the certificates delivered in connection therewith, proves to be untrue when made in any material respect, Lessor is materially and adversely affected thereby, and Lessee fails within thirty (30) days after Notice from Lessor thereof to cure such condition by terminating such adverse effect and making Lessor whole for any damage suffered therefrom, or, if with due diligence such cure cannot be effected within thirty (30) days, if Lessee has failed to commence to cure the same within the thirty (30) days or failed thereafter to proceed promptly and with due diligence to cure such condition and complete such cure prior to the time that such condition causes a default in any Facility Mortgage or any other lease to which Lessee is subject and prior to the time that the same results in civil or criminal penalties to Lessor, Lessee, any Affiliates or either or the Leased Properties;
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          (i) Subject to Section 33.2, Lessee defaults, or permits a default (which default was not exclusively in Lessor’s control) under any Facility Mortgage, related documents or obligations thereunder which default is not cured within any applicable cure period provided for therein;
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          (m) Intentionally Deleted;
          (n) Intentionally Deleted;
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          (q) A default by Lessee occurs under any other contract affecting any Facility or Lessee, which default results in a material adverse affect on any Facility or Lessee, and which default is not cured within the applicable time period, if any; provided that such conditions shall not be an Event of Default if such conditions at any time are applicable to two (2) or fewer Facilities and Lessee is in good faith contesting such default and, if legal proceedings are commenced with respect to such default, will conduct such contest pursuant to the provisions of Section 12.1 as if such default constituted a “Claim” under such Section;
          (r) AmSouth Bank (or its successors and assigns) declares an event of default under the AmSouth Loan Documents, and accelerates any or all of the indebtedness evidenced and secured thereby, or commences any action against Lessee or Sublessee to realize on AmSouth’s interest in the accounts receivable from the Facilities under the AmSouth Loan Documents.
     8. Lessee’s Personal Property.
     (a) Section 6.3 of the Existing Master Lease is hereby amended and restated in its entirety as follows:
     6.3 Lessee’s Personal Property. Lessee shall provide and maintain during the Term such Personal Property, in addition to Lessor’s Personal Property, as shall be necessary and appropriate in order to operate the Facilities for the Primary Intended Use in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use (“Lessee’s Personal Property”). Except to the extent specifically allowed under Section 8.2.1.4, without the prior written consent of Lessor, which consent shall not be unreasonably withheld, Lessee shall not permit or suffer Lessee’s Personal Property to be subject to any lien, charge, encumbrance, financing statement or contract of sale or the like other than that provided for in Section 6.4 below. Except for those items of Personal Property listed on Schedule A which shall at all times belong to and may be removed by Lessee, upon the expiration of the Term or the earlier termination of this Lease, without the payment of any additional consideration by Lessor, Lessee shall be deemed to have sold, assigned, transferred and conveyed to Lessor all of Lessee’s right, title and interest in and to any of Lessee’s Personal Property. In connection with any Personal Property sold, assigned, transferred or conveyed to Lessor pursuant to the preceding sentence, Lessor shall assume any lease or equipment financing obligations of Lessee permitted under Section 8.2.1.4 hereof. Both parties agree that Lessor owned all of the Personal Property at the Facilities at the commencement of the Existing Leases.

     (b) Section 34.1 of the Existing Master Lease is hereby amended and restated in its entirety as follows:
     34.1 Disposition of Personal Property on Termination: Upon the expiration or earlier termination of this Lease, Lessee shall immediately surrender, turn over and deliver to Lessor, without the payment of any additional consideration by Lessor, all Personal Property then located on or at or used in the operation of the Leased Properties, other than the items of Personal Property listed on Schedule A attached hereto. Upon Lessor’s request, Lessee shall, without any charge or cost to Lessor, execute and deliver to Lessor such bills of sale, assignments or other instruments necessary, appropriate or reasonably requested by Lessor to establish Lessor’s ownership of such Personal Property.
          (c) Lessee acknowledges and agrees that, as of the date of this Amendment, all of Lessee’s Personal Property currently located at the Facilities, other than the items of Personal Property listed on Schedule A attached to the Existing Master Lease, is Personal Property that shall be sold, assigned, transferred and conveyed to the Lessor as provided in Section 6.3, above, upon the expiration or earlier termination of the Term.
     9. Certain Covenants. Sections 8.2.1.1, 8.2.1.2, 8.2.1.3, 8.2.1.4 and 8.2.1.6 of the Existing Master Lease are hereby amended and restated in their entirety as follows:
              8.2.1.1 Limitation of Distributions. In the absence of an Event of Default, or other event that with notice and/or the passage of time would become an Event of Default, in or with respect to any Lease Year, Lessee shall not make any Distributions, unless all three (3) of the following conditions have been met for the prior four (4) calendar quarters and such conditions will still be met following such payment or distribution: (1) Lessee’s Coverage Ratio for the preceding four (4) calendar quarters equals or exceeds 1.7; (2) Lessee’s Stressed Coverage Ratio for the preceding four (4) calendar quarters equals or exceeds 1.25; and (3) if such Distribution had been made on the last day of the preceding month, following such Distribution Lessee’s Current Ratio would have equaled or exceeded 1.3. From and during an Event of Default, or other event that with notice and/or the passage of time would become an Event of Default, Lessee shall not make any Distributions. This Subsection is a limitation on Distributions, and Lessee’s failure to comply with one or more of the three (3) conditions set forth above shall not be a default or Event of Default hereunder, unless a Distribution is made during a period of time when any one or more of such conditions is not satisfied.
              8.2.1.2 Accounts Receivable Financing. Except as may be expressly provided in Section 39.5 of this Lease and the Intercreditor Agreement, Lessee and/or Sublessee shall not pledge or otherwise encumber any of the accounts receivable generated through the operation of the Facilities to secure principal and interest on any Debt.
              8.2.1.3 Guarantees Prohibited. Neither Lessee nor any Sublessee shall guarantee any indebtedness of any Affiliate or other third party, except those guarantees for the benefit of AmSouth in effect as of the Commencement Date or as may be required under the AmSouth Loan Documents as of the Commencement Date or those guarantees for the benefit of any working capital lender to whom a first priority security interest in the accounts receivable from the Facilities has been granted in accordance with the requirements of Section 39.5 of this Lease.
              8.2.1.4 Equipment Financing. The aggregate amount of principal, interest and lease payments due from Lessee and/or Sublessee with respect to any equipment leases or financing secured by equipment utilized in the operation of the Facilities shall not at any time during the Term exceed $750,000.00 in any one Lease Year.
* * * **
              8.6 Separateness. From and after a transfer of Lessee’s interest to New Sub as contemplated by the Settlement and Restructuring Agreement, New Sub, as Lessee hereunder, shall:
              a. Maintain records and books of account separate from those of any Affiliate.
              b. Conduct its own business in its own names and not in the name of any Affiliate (except to the extent that the business of the Facilities may be conducted in the name of the Manager).
              c. Maintain financial statements separate from any Affiliate.
              d. Maintain any contractual relationship with any and all Affiliates, except upon terms and conditions that are fair and substantially similar to those that would be available on an arm’s length basis.
              e. Except for the benefit of AmSouth (or its successors and assigns) as set forth in the Intercreditor Agreement or as otherwise required under the AmSouth Loan Documents, or for the benefit of any working capital lender as required under the Line of Credit Documents described in Section 39.5 of this Lease, not guarantee or become obligated for the debts of any other entity, including any Affiliate, or hold out its credit, jointly or severally, as being available to satisfy the obligations of others, except for obligations which represent Lessee’s or Sublessee’s trade payables or accrued expenses incurred by Manager in the ordinary course of owning and operating the Facilities.
              f. Except for the benefit of AmSouth (or its successors and assigns) as set forth in the Intercreditor Agreement, or any working capital lender as set forth in the intercreditor agreement required under Section 39.5 of this Lease, not pledge its assets, jointly or severally, for the benefit of any other entity, including any Affiliate.
              g. Hold itself out an to the public as a legal entity separate from any Affiliates.

              h. At all times cause its Board of Directors to hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions, and in authorizing such actions, to observe all formalities.
     10. Amount of Alternations and Additions. The amount specified in the first clause (c) of Section 10.1 of the Existing Master Lease shall be and hereby is increased from One Hundred Thousand Dollars ($100,00.00) to One Hundred Fifty Thousand Dollars ($150,000.00).
     11. Insurance.
          (a) Section 13.2.1 of the Existing Master Lease is amended and restated as follows:
          13.2.1 Loss or damage by fire, vandalism and malicious mischief, earthquake, extended coverage perils commonly known as “Special Risk”, and all physical loss perils normally included in such Special Risk insurance, including but not limited to sprinkler leakage, in an amount not less than one hundred percent (100%) of Replacement Cost) provided that earthquake coverage and flood coverage may have a sublimit coverage of $5,000,000.00);
          (b) Paragraph 5 of the Second Amended is hereby amended and restated in its entirety as follows:
      5. Insurance. Lessor acknowledges that the liability insurance coverage and the malpractice insurance coverage required pursuant to Sections 13.2.4 and 13.2.5 of the Lease, are currently unavailable generally in the nursing home industry at commercially affordable rates and that Lessee currently maintains and has in place general liability and malpractice insurance with single limit coverage of One Hundred Thousand Dollars ($100,000.00) per occurrence and Five Hundred Thousand Dollars ($500,000.00) cumulative, with a deductible of Twenty Five Thousand Dollars ($25,000.00). Lessor hereby agrees that, the provisions of Sections 13.2.4 and 13.2.5 of the Lease to the contrary notwithstanding, until such time as the insurance coverage required therein is generally available in the nursing home industry at commercially affordable rates, Lessee shall not be required obtain the coverages required therein and Lessor agrees to accept Lessee’s current coverage in lieu thereof for the first Renewal Term of the Lease. Lessee shall not be deemed to be in default of the provisions of Article XIII of the Lease as a result thereof. Lessee shall provide Lessor, on an annual basis, information from its insurance carrier and from comparable insurance carriers of the costs of insurance premiums to meet Lessor’s insurance requirements. At such time as the premium amounts quoted are commercially affordable, Lessee shall immediately purchase any and all insurance policies necessary to meet the requirements of Sections 13.2.4 and 13.2.5 of the Lease. This provision does not relieve Lessee from its agreement of indemnity under Article XXI of the Lease nor does it modify the provisions thereof. Notwithstanding the foregoing, Lessee acknowledges and agrees that the provisions of this Paragraph 5 shall not be applicable in the event of any Transfer. Lessee acknowledges and agrees that Lessor shall have the right to withhold its consent to any proposed Transfer unless, among other things, the Transferee agrees to provide the insurance coverage required by the provisions of Sections 13.2.4 and 13.2.5 of the Lease.
         12. Notices. The addresses of the Lessor and the Lessee for purposes of giving any notice, request or other communication currently set forth in Section 31.1 of the Existing Master Lease are hereby amended and restated as follows:

To Lessee:	Diversicare Leasing Corp.
c/o Advocat Inc.
1621 Galleria Boulevard
Brentwood, TN 37027
Attention: Chief Financial Officer
Telephone No.: (615) 771-7575
Facsimile No.: (615) 771-7409

To Lessor:	Sterling Acquisition Corp.
c/o Omega Healthcare Investors, Inc.
9690 Deereco Road, Suite 100
Timonium, MD 21093
Telephone No.: (410) 427-1700
Facsimile No.: (410) 427-8800

And with copy to	Doran Derwent, PLLC
(which shall not	125 Ottawa Ave., N.W., Suite 410
constitute notice):	Grand Rapids, Michigan 49503
Attn: Mark E. Derwent
Telephone No.: (616) 233-9720
Facsimile No.: (616) 451-8697
13. Facility Mortgage. Section 33.2 of the Existing Master Lease is herby amended and restated as follows:
      33.2 Compliance With Facility Mortgage. Except for payments due under any Facility Mortgage (which shall be the responsibility of the Mortgagor thereunder), Lessee covenants and agrees that, to the extent within Lessee’s control, it will duly and punctually observe, perform and comply with all of the terms, covenants and conditions (including, without limitation, covenants requiring the keeping of books and records and delivery of financial statements and other information) of any Facility Mortgage as to which Lessee has been given Notice and that it will not directly or indirectly do any act or suffer or permit any condition or thing to occur that is within Lessee’s control, which would or might constitute a default under a Facility Mortgage as to which Lessee has been given Notice. Anything in this Lease to the contrary notwithstanding, (i) if the time for performance of any act required of Lessee by the terms of a Facility Mortgage as to which Lessee has been given Notice is shorter than the time allowed by this Lease for performance of such act by Lessee, then Lessee shall perform such act within the time limits specified in this Lease and (ii) Lessee shall not be required to comply with the terms, covenants and conditions of any Facility Mortgage that materially (i) alter the economic terms of this Lease, (ii) diminish the rights of Lessee under this Lease in any material respect, or (iii) increase the obligations of Lessee under this Lease in any material respect.
14. New Section 39.5 is hereby added to the Existing Master Lease as follows:
          39.5 Line of Credit; A/R Replacement Security Deposit.
     (a) Line of Credit. As of the date of this Amendment, pursuant to the Security Agreement, Lessee has granted to Lessor a first priority security interest in the accounts receivable generated by the Facilities. Lessee currently has a working capital line of credit with AmSouth Bank under the AmSouth Loan Documents. AmSouth Bank currently has a security interest in the accounts receivable from the Facilities that is subordinate to the security interest of the Lessor in accordance with the Intercreditor Agreement. If Lessee and/or the Sublessees, or any Affiliate of Lessee (other than Affiliates who are the operators of the Florida Managed Facilities, as defined in the Settlement and Restructuring Agreement), obtain, concurrently with or after the date of this Amendment, a working capital line of credit (the “Line of Credit”) from a third-party working capital lender that requires that, in order to secure the Line of Credit, Lessee and/or the Sublessees must grant to the working capital lender a first priority security interest in the accounts receivable from the Facilities accruing during the Term, then Lessor will subordinate its security interest in the accounts receivable from the Facilities accruing during the Term to the security interest of such working capital lender, provided that:
     (i) The working capital lender executes and delivers to Lessor an intercreditor agreement in form and substance reasonably satisfactory to Lessor; and
     (ii) The lien of Lessor in accounts receivable from the Facilities shall be subordinated to the lien of the working capital lender therein only to the extent of amounts advanced from time to time by the working capital lender to Lessee and/or the Sublessees with respect to the Facilities and only in the amount of $12,000,000.00, plus interest, penalties and other charges under the loan documents evidencing the Line of Credit (the “Line of Credit Documents”) with respect to principal amounts advanced;
     (iii) Lessee delivers to Lessor the A/R Replacement Security Deposit and the Letter of Credit Agreement (as defined below);
     (iv) The Advocat/AmSouth Indebtedness (as defined in the Intercreditor Agreement) has been repaid in full; and
     (v) As of the date of entry by Lessor into the intercreditor agreement, no Event of Default has occurred and is continuing.

     (b) Lessee acknowledges and agrees that on the occurrence of a “Default”, “Event of Default” or similar event or occurrences which causes the lender under the Line of Credit Documents to accelerate any or all of the indebtedness thereby or to exercise any rights or remedies under such documents to realize on its interest in the accounts receivable from the Facilities, or to cease funding under the Line of Credit, which is not cured within any applicable cure period under the Line of Credit Documents or any written agreement by lender, shall constitute an Event of Default under this Lease.
     (c) Concurrently with the delivery of the intercreditor agreement by Lessor pursuant to Section 39.5(a) above, Lessee shall deliver to Lessor an additional Security Deposit in the amount equal to six (6) times the monthly Base Rent then payable under this Lease (the “Initial Amount”), in the form of an absolute, unconditional site draft letter of credit for a term of one (1) year (renewable automatically) issued by an “A” rated financial institution (“A/R Replacement Security Deposit”), which Lessor shall hold as security for the full and faithful performance by Lessee of each and every term, provision, covenant and condition of this Lease in accordance with, and subject to, the terms and conditions of a Letter of Credit Agreement in form and substance reasonably acceptable to Lessor (the “Letter of Credit Agreement”). On the first anniversary of the delivery of the A/R Replacement Security Deposit, and each subsequent anniversary, the amount of the A/R Replacement Security Deposit required to be maintained by Lessee on deposit with Lessor shall be reduced by 16.66% (or 1/6) of the Initial Amount if and only if on the applicable anniversary date (i) Lessee has maintained a Stressed Coverage Ratio for the trailing twelve months of at least 1.45 and (ii) no Event of Default exists. Notwithstanding the foregoing, at no time shall the A/R Replacement Security Deposit be less than fifty percent (50%) of the Initial Amount.
     15. Representations and Warranties of Lessee. Lessee hereby represents and warrants to Lessor that (i) it has the right and power and is duly authorized to enter into this Agreement; (ii) the execution of this Agreement does not and will not constitute a breach of any provision contained in any agreement or instrument to which Lessee is or may become a party or by which Lessee is or may be bound or affected; (iii) Lessee (or the Sublessee of the Boone and Laurel Facilities is described in Section 22.1) is the licensed operator of all of the Facilities and, except for the Boone and Laurel Facilities described in Section 22.1, has not subleased all or any portion of any of the Facilities; (iv) “NewSub” (as defined in the Settlement and Restructuring Agreement) was never created; and (v) the Reimbursement Note (as defined in the Intercreditor Agreement) has been repaid in full.
     16. Expenses of Lessor. Lessee shall pay all reasonable expenses of Lessor incurred in connection with this Amendment, including reasonable attorneys’ fees.
     17. Execution and Counterparts . This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but when taken together shall constitute one and the same Amendment.
     18. Headings. Section headings used in this Amendment are for reference only and shall not affect the construction of the Amendment.

     19. Enforceability. Except as expressly and specifically set forth herein, the Existing Master Lease remains unmodified and in full force and effect. In the event of any discrepancy between the Existing Master Lease and this Amendment, the terms and conditions of this Amendment will control and the Existing Master Lease is deemed amended to conform hereto.
[SIGNATURE PAGES, ACKNOWLEDGEMENTS, AND JOINDER FOLLOW]

Signature Page to
THIRD AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

LESSOR:

STERLING ACQUISITION CORP., a Kentucky corporation

By: Name:	/s/ Taylor Picket Taylor Picket
Title:	Chief Executive Officer

STATE OF	)

	)	ss.
COUNTY OF	)

     This instrument was acknowledged before me on the                      day of                                        , 2006, by                                                             , the                                            of STERLING ACQUISITION CORP., a Kentucky corporation, on behalf of said company.

Notary Public,	County,

My commission expires:

Signature Page 1 of 2

Signature Page to
THIRD AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE
LESSEE:

DIVERSICARE LEASING CORP., a Tennessee corporation

By: Name:	/s/ William R. Council, III William R. Council, III
Title:	President and CEO

STATE OF	)

	)	SS
COUNTY OF	)

     This instrument was acknowledged before me on the                      day of                     , 2006, by                     , the                      of DIVERSICARE LEASING CORP., a Tennessee corporation, on behalf of said company

Notary Public,	County,

My commission expires:

Signature Page 2 of 2

Acknowledgment to
THIRD AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE
     The undersigned hereby consent to the transactions contemplated by this Third Amendment to Consolidated Amended and Restated Master Lease (the “Third Amendment”), ratify and affirm their respective Guaranties, Pledge Agreements, Security Agreements, Subordination Agreements and other Transaction Documents, and acknowledge and agree that the performance of the Master Lease and obligations described therein are secured by their Guaranties, Pledge Agreements, Security Agreement, Subordination Agreement and other Transaction Documents on the same terms and conditions in effect prior to this Amendment. The undersigned hereby join in the execution of this Third Amendment for the limited purpose of agreeing to the provisions of Section 6 and for no other purpose.

ADVOCAT, INC. a Delaware corporation

By: Name:	/s/ William R. Council, III William R. Council, III
Title:	President and CEO

STATE OF	)

	)	ss.
COUNTY OF	)

     The foregoing instrument was acknowledged before me this ___ day of ______, 2006, by ________________________, who is ________________________ of ADVOCAT, INC. a Delaware corporation, on behalf of the corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

Notary Public,	County,

My Commission Expires:

Acknowledgement — Page 1 of 4

Acknowledgment to
THIRD AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

DIVERSICARE MANAGEMENT SERVICES CO., a Tennessee corporation

By: Name:	/s/ William R. Council, III William R. Council, III
Title:	President and CEO

STATE OF	)

	)	ss.
COUNTY OF	)

     The foregoing instrument was acknowledged before me this ___ day of ____________, 2006, by _______________, who is ___________________________of DIVERSICARE MANAGEMENT SERVICES CO., a Tennessee corporation, on behalf of the corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

Notary Public,	County,

My Commission Expires:

Acknowledgement — Page 2 of 4

Acknowledgment to
THIRD AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

ADVOCAT FINANCE INC., a Delaware corporation

By: Name:	/s/ William R. Council, III William R. Council, III
Title:	President and CEO

STATE OF	)

	)	ss.
COUNTY OF	)

     The foregoing instrument was acknowledged before me this ___ day of ____________, 2006, by __________________, who is ___________________________of ADVOCAT FINANCE INC., a Delaware corporation, on behalf of the corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

Notary Public,	County,

My Commission Expires:

Acknowledgement — Page 3 of 4

Acknowledgment to
THIRD AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

STERLING HEALTH CARE MANAGEMENT, INC., a
Kentucky corporation

By:	/s/ William R. Council, III

Name:	William R. Council, III
Title:	President and CEO

STATE OF	)

	)	ss.
COUNTY OF	)

     This foregoing instrument was acknowledged before me on the ______ day of _________, 2006, by _________, who is ________________________ of STERLING HEALTH CARE MANAGEMENT, INC., a Kentucky corporation, on behalf of said corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

Notary Public,	County,

My Commission Expires:

Acknowledgement — Page 4 of 4

Joinder to
THIRD AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE
     The undersigned hereby join in the execution of this Third Amendment to Consolidated Amended and Restated Master Lease for the limited purpose of agreeing to the provisions of Section 6 and for no other purpose.

OMEGA HEALTHCARE INVESTORS, INC.,
a Maryland corporation

By: Name:	/s/ Taylor Picket Taylor Picket
Title:	Chief Executive Officer

STATE OF	)

	)	ss.
COUNTY OF	)

     This instrument was acknowledged before me on the ______ day of __________, 2006, by _______________, the of ______________________________ OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation, on behalf of said corporation.

Notary Public,	County,

My Commission Expires:

Joinder — Page 1 of 1